Exhibit 11.1-Statement of Computation of Per Share Earnings

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                                                 2,004          2,003           2002
                                              -----------------------------------------
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BASIC:

Average shares outstanding                     86,446,670     56,800,676     49,880,494

Net loss applicable
   to Common Shares                           (73,015,718)    (1,862,412)     1,578,108
                                              -----------------------------------------
Per share amount                                    (0.84)         (0.03)          0.03
                                              =========================================

FULLY DILUTED:
Average shares outstanding
  disregarding dilutive outstanding
  stock options and warrants
  and conversion of debentures
  for each year                                86,446,670     56,800,676     49,880,494

Dilutive stock options and
  warrants, based on the treasury
  stock method using the average
  market price                                  2,527,845      2,560,582      2,685,171

Floating convertible debenture                  1,149,054      1,500,000      1,500,000

Shares outstanding                             90,123,569     60,861,258     54,065,665
                                              -----------------------------------------

Net income(loss)                              (73,015,718)    (1,862,412)     1,578,108

Interest on Floating Convertible Debenture,
  net of taxes                                    268,572        201,758        201,368

Net income (loss) for fully diluted
   calculation                                (72,747,146)    (1,660,654)     1,779,476
                                              -----------------------------------------

                                              -----------------------------------------
Per share amount                                    (0.81)         (0.03)          0.03
                                              =========================================
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